SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 10, 2006

LEXINGTON CORPORATE PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-12386	13-371318
(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of Principal Executive Offices)	(Zip Code)

(212) 692-7200

(Registrant's Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

_X_       Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

_X_       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 10, 2005, Lexington Corporate Properties Trust (the “Trust”) entered into amendments (the “Amendments”) to its joint venture agreements with The Comptroller of New York State, as the Trustee of the Common Retirement Fund (the “Fund”) to (i) clarify that the total indebtness of both joint ventures will not exceed 65% of the current market value of the properties owned by the joint ventures, (ii) extend the term of one of the joint ventures until 2050, and (iii) grant the Fund the unilateral right to terminate the joint venture with the extended term on its original termination date.

Attached as Exhibits 10.1 and 10.2 to this Form 8-K (and incorporated herein by reference) are copies of Amendments.

Item 8.01	Other Events

On November 13, 2006, the Trust issued a press release announcing that Institutional Shareholder Services, Glass, Lewis & Co. and PROXY Governance, Inc. have each recommended that the Trust’s common shareholders vote in favor of the proposed merger of Newkirk Realty Trust, Inc. (NYSE:NKT) with and into the Trust and related matters, including the adoption of an Amended and Restated Declaration of Trust of the Trust and the issuance of common shares of the Trust in connection with the merger.

Reference is hereby made to the press release, which is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

10.1	Second Amendment to the Operating Agreement of Lexington Acquiport Company, LLC
10.2	First Amendment to the Operating Agreement of Lexington Acquiport Company II, LLC
99.1	Press Release issued on November 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Corporate Properties Trust

Date: November 13, 2006	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

10.1	Second Amendment to the Operating Agreement of Lexington Acquiport Company, LLC
10.2	First Amendment to the Operating Agreement of Lexington Acquiport Company II, LLC
99.1	Press Release issued on November 13, 2006.